UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 27, 2004

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment of Dr. Ruiz’ Employment Agreement. On October 27, 2004, Advanced Micro Devices, Inc. (the “Company”) entered into an agreement with Dr. Ruiz, the Company’s Chief Executive Officer, President and Chairman of the Board of Directors, which will amend, as of January 1, 2005 (the “Amendment Effective Date”), the employment agreement with Dr. Ruiz dated January 31, 2002 (the “Employment Agreement”). The material changes to the Employment Agreement affect the calculation of Dr. Ruiz’ annual bonus opportunity, provide for Dr. Ruiz’ participation under the Company’s long-term incentive compensation plan (the “LTIP”) and provide for the inclusion of payments to Dr. Ruiz under such LTIP in the calculation of amounts he is entitled to receive if the Company terminates Dr. Ruiz without cause (or constructively terminate Dr. Ruiz) prior to, or in connection with, a change in control. A copy of the Amendment is filed as Exhibit 10.2 hereto.

With respect to Dr. Ruiz’ annual bonus opportunity, beginning on the Amendment Effective Date, Dr. Ruiz will be eligible to receive a target annual incentive bonus equal to one hundred fifty percent (150%) of his annual base salary, with a maximum annual incentive bonus opportunity not to exceed four hundred fifty percent (450%) of Dr. Ruiz’ annual base salary. Such bonus will be paid only upon Dr. Ruiz’ achievement of certain identified performance goals established by the Compensation Committee. In addition to this annual incentive bonus, Dr. Ruiz will be eligible to participate under the Company’s LTIP on a going forward basis, and will be transitioned, on a pro rata basis, into each of the three three-year award cycles currently in effect under the LTIP, with an annual target LTIP incentive payment thereunder of two hundred percent (200%) of Dr. Ruiz’ annual base salary and a maximum LTIP incentive payment opportunity not to exceed four hundred percent (400%) of Dr. Ruiz’ annual base salary. Twenty-five percent (25%) (or such lower percentage as may be determined by the Compensation Committee) of any payment to Dr. Ruiz under the LTIP shall be paid in restricted stock issued under our 2004 Equity Incentive Plan vesting over a two (2) year period, with the restrictions on twenty-five percent (25%) of the shares subject thereto lapsing on each six (6) month anniversary of the grant date. The aggregate of all bonus payments and LTIP payments to Dr. Ruiz is capped at $5 million per year, with any excess carried over for three years or until such time as the $5 million bonus payment limitation under the Company’s 1996 Executive Incentive Plan is increased. Dr. Ruiz shall not be eligible to participate in any other of the Company’s cash bonus plans or cash incentive arrangements available to other officers.

If the Company terminates Dr. Ruiz without cause (or constructively terminate Dr. Ruiz) prior to, or in connection with, a change in control, Dr. Ruiz will receive, in addition to amounts to which he is currently entitled under the Employment Agreement, a pro-rata portion of any LTIP incentive payments that he would have received had he remained Chief Executive Officer through the last day of such award cycle and an amount equal to Dr. Ruiz’ highest annual bonuses and LTIP incentive payments during the last three years, provided that payment of such bonuses and LTIP incentive payments shall not exceed $5 million.

Amendment of the LTIP. The Company’s LTIP was amended effective October 27, 2004 to include the Company’s Chief Executive Officer (“CEO”) as a participant thereunder. All terms and conditions of our LTIP shall apply to the CEO’s participation, except that the CEO’s annual target opportunity shall be governed by his employment agreement, to the extent it differs from the LTIP provision in this regard, the CEO’s annual award under the LTIP shall not be subject to any funding limitation under the LTIP and certain eligibility requirements related to the duration of past service, shall not apply to the CEO’s participation.

Indenture. On October 29, 2004, the Company completed an underwritten offering of $600,000,000 aggregate principal amount of its 7.75% Senior Notes due 2012 (the “Notes”), pursuant to an Offering Memorandum, dated October 22, 2004. The terms and conditions of the Notes and related matters are set forth in the Indenture, dated as of October 29, 2004, by and between the Company and Wells Fargo Bank, N.A., as trustee (the “Indenture”), filed as Exhibit 4.1 hereto. A form of the Company’s 7.75% Senior Note due 2012 is filed as Exhibit 4.2 hereto.

Registration Rights Agreement. On October 29, 2004, the Company entered into a registration rights agreement with the initial purchasers of the Notes (the “Registration Rights Agreement”), pursuant to which the Company will file a registration statement enabling the holders to exchange their unregistered Notes for publicly registered Notes with substantially identical terms and use commercially reasonable efforts to cause the registration statement to become effective and thereafter to effect an exchange offer. A copy of the Registration Rights Agreement is filed as Exhibit 10.1 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 29, 2004, the Company issued $600,000,000 aggregate principal amount of 7.75% Senior Notes due 2012. The Notes are general unsecured senior obligations of the Company. Interest is payable on November 1 and May 1 of each year beginning May 1, 2005 until the maturity date of November 1, 2012. The Company’s obligations under the Notes are not guaranteed by any third party.

Certain events are considered “Events of Default,” which may result in the accelerated maturity of the Notes, including (i) a default in any interest, principal or premium amount payment; (ii) a merger, consolidation or sale of all or substantially all of its property; (iii) a breach of covenants in the Notes or the Indenture; (iv) a default in certain debts; or (v) if a court enters certain orders or decrees under any bankruptcy law. Upon occurrence of one of these events, the trustee or certain holders may declare the principal of and accrued interest on all of the Notes to be immediately due and payable. If the Company incurs any judgment for the payment of money in an aggregate amount in excess of $50 million or takes certain voluntary actions in connection to insolvency, all amounts on the Notes shall be due and payable immediately without any declaration or other act by the trustee or holders of the Notes.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 27, 2004, at a regularly scheduled meeting, the Board of Directors of the Company elected David J. Edmondson to serve on its Board of Directors, effective immediately. There is no arrangement or understanding pursuant to which Mr. Edmondson was selected as a director, and there are no related party transactions between the Company and Mr. Edmondson. The Board of Directors has not yet appointed Mr. Edmondson to any committees of the Board of Directors.

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Item 8.01. Other Events.

On October 29, 2004, the Company issued a press release announcing that it had sold $600,000,000 aggregate principal amount of 7.75% Senior Notes due 2012 in a private offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

4.1	Indenture, dated October 29, 2004, between Advanced Micro Devices, Inc. and Wells Fargo Bank, N.A., as Trustee.

4.2	Form of 7.75% Senior Note due 2012.

10.1	Registration Rights Agreement, dated October 29, 2004, between Advanced Micro Devices, Inc. and Citigroup Global Markets Inc.

10.2	Amendment to Employment Agreement between Advanced Micro Devices, Inc. and Hector Ruiz, dated as of October 27, 2004.

99.1	Press Release dated October 22, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MICRO DEVICES, INC.

Date: November 2, 2004	By:	/s/ ROBERT J. RIVET
	Name:	Robert J. Rivet
	Title:	Executive Vice President and Chief Financial Officer

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